                                                                   Exhibit 10.12

                   AMENDMENT NO. 2 LA MAN 1992 STOCK OPTION
                   AND APPRECIATION RIGHTS PLAN, AS AMENDED

     As approved by the Board of Directors of La Man corporation (the "Company") at a meeting held on August 29, 1997, the Company's 1992 Stock Option and Appreciation Rights Plan, as amended, is hereby further amended by deleting
Section 2.5 thereof in its entirety and substituting in lien thereof the following:

     "Section 2.5. Directors of Company who are not employees of the Company or any of its subsidiaries shall participate in the Plan to the extent that they shall be granted Non-Qualified Options on a non-discretionary basis in accordance with the following formula: effective as of a date specific by the Board of Directors of the Company during the third week in November of each year (or, in the event the annual meeting of the shareholders of the Company for such year has not previously been held, as soon as practicable after such meeting), each Director of the Company then in office who is not an employee of the Company or any of its subsidiaries shall be granted a Non-Qualified to purchase 10,000 shares of the Company's Common Stock at an exercise price equal to the fair market value per share of the Common Stock as of the effective date of grant. Each such option shall be exercisable immediately and for 10 years from the date of grant unless terminated sooner under the terms of this Plan. Each such option shall be subject to the limitations on exercise and restrictions on transfer of the Common Stock as of set forth elsewhere herein or as imposed by applicable law, including without limitation applicable federal and state securities laws. This Section 2.5 shall not be amended more than one time during and any consecutive six/th/ month, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules and regulations thereunder."

     IN WITNESS WHEREOF, this Amendment No.2 to the La Man 1992 Stock Option and Appreciation Rights Plan, as amended, is deemed effective as of August 29, 1997.


                                            LA MAN CORPORATION


                                            By: /s/ J. William Brandner
                                               ---------------------------------
                                               J. William Brandner, President
                                               and Chief Executive Officer